FIRST AMENDMENT TO
AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY
AND ESCROW INSTRUCTIONS

This First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions (this “Amendment”) is made and entered into as of December 21, 2006, by and among Triple Net Properties, LLC, a Virginia limited liability company (“Buyer”), Liberty Falls, LLC, an Ohio limited liability company (“Seller”), and Dave Chrestensen and Todd Crawford (collectively, “Guarantors”).

RECITALS:

A. Buyer and Seller have entered into an Agreement for Purchase and Sale of Real Property and Escrow Instructions dated October 30, 2006 (the “Agreement”) with respect to the purchase and sale of certain real property located at 6770 Cincinatti-Dayton Road, in Butler County, Ohio, as more particularly described in the Agreement (the “Property”) that is further described in the Agreement.

B. Buyer and Seller wish to amend the Agreement to modify the Purchase Price, as set forth in this Amendment.

AGREEMENT:

NOW, THEREFORE, for and in consideration of TEN AND 00/100 DOLLARS ($10.00) and the respective covenants, agreements and obligations set forth in this Amendment, Seller and Buyer hereby agree as follows:

1. Definitions. Any capitalized term not otherwise defined in this Amendment will have the meaning ascribed to it in the Agreement.

2. Purchase Price. Section 2 of the Agreement is amended to provide that the Purchase Price shall be Seven Million Seven Hundred Fifty Thousand Dollars ($7,750,000).

3. No Further Amendment. Except as specifically set forth in this Amendment, the Agreement will remain unchanged and in full force and effect.

4. Successors and Assigns. This Amendment will be binding on Buyer and Seller and their respective successors or assigns.

5. Counterparts. This Amendment may be executed in counterpart by Buyer and Seller and faxed or emailed signatures will be effective as originals.

IN WITNESS WHEREOF, this Amendment has been executed as of the date set forth above.

BUYER:

TRIPLE NET PROPERTIES, LLC,
a Virginia limited liability company

By: /s/ Richard Hutton
Name: Richard Hutton
Title: Executive Vice President

SELLER:

LIBERTY FALLS, LLC,

an Ohio limited liability company

By: /s/ Todd Crawford
Name: Todd Crawford
Title: Managing Member

GUARANTOR:

/s/ David K. Chrestensen
Dave Chrestensen

/s/ Todd Crawford
Todd Crawford